INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of April 12, 2010, by and between PARTNERS FOR GROWTH II, L.P. ("PFG") and each of Composite Technology Corporation, CTC Cable Corporation and CTC Renewables Corporation, each with their principal business address at 2026 McGaw Avenue, Irvine, CA 92614 (individually and collectively, "Grantor"), with reference to the following facts:

A.           PFG and Grantor, as Borrower, are parties to that certain Loan and Security Agreement of even date with this Agreement (as amended from time to time, the "Loan Agreement"). (Capitalized terms used herein have the meaning assigned in the Loan Agreement.)

B.            Pursuant to the Loan Agreement, Grantor has granted to PFG a security interest in all of the Collateral. The Collateral includes without limitation all Intellectual Property (including without limitation the Intellectual Property described herein).

Grantor agrees as follows:

1.            To secure performance of all of its "Obligations" as defined in the Loan Agreement, Grantor grants to PFG a security interest in all of Grantor's right, title and interest in Grantor's Intellectual Property, including without limitation (i) the trademarks and servicemarks listed or required to be listed from time to time on Schedule A hereto, whether registered or not, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, and (ii) the patents and patent applications listed or required to be listed from time to time on Schedule B hereto and all like protections including, without limitation, all improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, (iii) all copyrights, maskworks, software, computer programs and other works of authorship listed or required to be listed from time to time on Schedule C hereto, and all extensions and renewals thereof, (iv) all domain names and domain name rights used in connection with its business and that of its Subsidiaries, all legal and equitable rights in domain names and ownership thereof, domain registry, domain servers, web hosting and related contracts, services and facilities (collectively, “Domain Rights”) listed or required to be listed from time to time on Schedule D hereto, and all extensions and renewals thereof, and (iv) all rights to recover for past or future infringement of any of the foregoing, and (v) all right, title and interest in and to any and all present and future license agreements with respect to any of the foregoing, and (vi) all present and future accounts, accounts receivable and other rights to payment arising from, in connection with or relating to any of the foregoing.

2.            Grantor represents and warrants that (i) listed on Schedule A hereto are all trademark registrations and pending registrations owned or controlled by Grantor, (ii) listed on Schedule B are all patents and patent applications owned or controlled by Grantor, (iii) listed on Schedule C are all copyrights, software, computer programs, mask works, and other works of authorship owned or controlled by Grantor which are registered with the United States Copyright Office, and (iv) listed on Schedule D are all Domain Rights in which Grantor has any legal, contractual or equitable right.

3.            Grantor shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its intellectual property, other than intellectual property of immaterial business and monetary value that Grantor’s executive management has made a determination not to maintain; (b) promptly advise PFG in writing of material infringements of its intellectual property of which Grantor has Knowledge (as such term is defined in the Loan Agreement); and (c) not allow any intellectual property material to Grantor’s business to be abandoned, forfeited or dedicated to the public without PFG’s written consent.  If, before the Obligations have been paid and/or performed in full, Grantor shall (i) adopt, use, acquire or apply for registration of any trademark, service mark or trade name, (ii) apply for registration of any patent or obtain any patent or patent application; (iii) create or acquire any published or material unpublished works of authorship material to the business that is or is to be registered with the U.S. Copyright Office or any non-U.S. equivalent; or (iv) register or acquire any domain name or domain name rights, then the provisions of Section 1 shall automatically apply thereto, and Grantor shall thereafter give PFG prompt notice thereof in writing, in no event later than five Business Days from the date of any such action. Grantor shall further provide PFG with a copy of the foregoing and shall take such further actions as PFG may reasonably request from time to time to perfect or continue the perfection of PFG's interest in such intellectual property.

4.            This Agreement is being executed and delivered pursuant to the Loan Agreement; nothing herein limits any of the terms or provisions of the Loan Agreement, and PFG's rights hereunder and under the Loan Agreement are cumulative. This Agreement, the Loan Agreement and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, oral representations, oral agreements and oral understandings between the parties. This Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the parties hereto. In the event of any litigation between the parties based upon, arising out of, or in any way relating to this Agreement, the prevailing party shall be entitled to recover all of its costs and expenses (including without limitation attorneys' fees) from the non-prevailing party. This Agreement and all acts, transactions, disputes and controversies arising hereunder or relating hereto, and all rights and obligations of PFG and Grantor shall be governed by, and construed in accordance with the internal laws (and not the conflict of laws rules) of the State of California.

4.            Grantor agrees that simultaneously with the execution of this Agreement, and thereafter upon any amendment of Schedule A, Schedule B, Schedule C or Schedule D, the appropriate entities constituting Grantor shall execute notices in the forms appended hereto (each, a "Notice"), as appropriate, with respect to all of the pledged Intellectual Property, now owned or hereafter acquired, and shall deliver each Notice to PFG for the purpose of recordation at the U.S. Patent and Trademark Office or the U.S. Copyright Office, or otherwise, as appropriate.  Whether or not Grantor executes such a Notice reflecting new Intellectual Property, Grantor hereby irrevocably appoints PFG as its lawful attorney-in-fact without any further authorization to file such notices, liens or other instruments as may be customary from time to time for PFG to perfect security interests in Grantor’s Intellectual Property.  With respect to the power of attorney granted in the attached Domain Rights Collateral Agreement and Notice, so long as no default has occurred and is continuing under the Loan Documents, PFG shall not take any action referenced therein in the name of Grantor.

[Signature Page Follows]

Address of Grantor:	Composite Technology Corporation

2026 McGaw Avenue
Irvine, CA 92614
	By:	/s/ Benton H. Wilcoxon
	Name:	Benton H. Wilcoxon
	Title:	CEO

Address of Grantor:	CTC Cable Corporation

2026 McGaw Avenue
Irvine, CA 92614
	By:	/s/ John P. Brewster
	Name:	John P. Brewster
	Title:	President

Address of Grantor:	CTC Renewables Corporation

2026 McGaw Avenue
Irvine, CA 92614
	By:	/s/ Benton H. Wilcoxon
	Name:	Benton H. Wilcoxon
	Title:	President

Address of PFG:	PARTNERS FOR GROWTH II, L.P.

Partners for Growth II, L.P.
180 Pacific Avenue
San Francisco, California 94111

By:

Name:

Title: Manager, Partners for Growth II, LLC
Its: General Partner